Deloitte &
 Touche LLP
___________              _____________________________________________________
                         Suite 3900                    Telephone:(503)222-1341
                         111 S.W. Fifth Avenue         Facsimile:(503)224-2172
                         Portland, Oregon 97204-3698




                                                                    EXHIBIT 15



May 12, 1997



PacifiCorp
700 N.E. Multnomah
Portland, Oregon

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of PacifiCorp and subsidiaries for the periods ended March 31, 1997 and 1996, as indicated in our report dated April 21, 1997; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, is incorporated by reference in Registration Statement Nos. 33-62095, 333-03357, 333-09115, and 333-23027, all on Form S-3; in Registration Statement Nos. 33-58461, 33-51277, 33-54169, 33-57043, and 333-10885, all on Form S-8; and in
Registration Statement No. 33-36239 on Form S-4.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.





DELOITTE & TOUCHE LLP